Exhibit 99.1

Press Release For Immediate Release
Beazer Homes Announces Settlement with
North Carolina Office of the Commissioner of Banks
ATLANTA, May 19, 2009— Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) (“the Company”) today announced that its subsidiary, Beazer Mortgage Corporation (“Beazer Mortgage”), which voluntarily ceased operations in February 2008, has entered into a settlement agreement with the North Carolina Office of the Commissioner of Banks (“OCOB”) concerning the OCOB’s examination of certain mortgage origination issues in 2007.
Under the settlement agreement, Beazer Mortgage consented, without admitting the alleged violations, to the entry of a consent order which provides that Beazer Mortgage will apply approximately $2.5 million in restitution to certain borrowers in respect of the alleged violations. This amount was included in the approximately $13 million of expense the Company previously disclosed it had recognized in the quarter ended March 31, 2009 for estimated payments related to governmental investigations.
The settlement agreement concludes the OCOB’s investigation into these matters with respect to Beazer Mortgage.
As previously disclosed, the Company has had several discussions with the U.S. Attorney for the Western District of North Carolina (“the U.S. Attorney”) to negotiate a resolution of its investigation. The negotiations with the U.S. Attorney are continuing and the Company has not reached an agreement on such a resolution. There can be no assurance that the Company can conclude an agreement with the U.S. Attorney on financial or non-financial terms that are mutually acceptable.
Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with continuing operations in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New Mexico, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.”
Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the timing and final outcome of the United States Attorney investigation and other state and federal agency investigations, as well as the results of any other litigation or government proceedings; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, volatility of mortgage interest rates and inflation; (iv) continued or increased downturn in the homebuilding industry; (v) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (vi) our ability to maintain the listing of our common stock on the New York Stock Exchange, (vii) continued or increased disruption in the availability of mortgage financing; (viii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any further downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (ix) potential inability to comply with covenants in our debt agreements; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) shortages of or increased prices for labor, land or raw materials used in housing production; (xii) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on projects under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xiii) the performance of our joint ventures and our joint venture partners; (xiv) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China and the cost of investigation and remediation and availability of insurance; (xv) delays in land development or home construction resulting from adverse weather conditions; (xvi) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xvii) effects of changes in accounting policies, standards, guidelines or principles; or (xviii) terrorist acts, acts of war and other factors over which the Company has little or no control.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.
CONTACT:
Leslie H. Kratcoski
Vice President
Investor Relations & Corporate Communications
770-829-3764
lkratcos@beazer.com